UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 23, 2007

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23490	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1172 CASTRO STREET

MOUNTAIN VIEW, CA 94040

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) On April 23, 2007, the Compensation Committee of the Board of Directors (the “Committee”) of VIVUS, Inc. (“VIVUS”) authorized, approved and adopted an annual performance incentive  plan (the “Bonus Plan”).  Under the Bonus Plan, certain of VIVUS’ employees, including named executive officers Leland F. Wilson, President and Chief Executive Officer, Timothy E. Morris, Vice President, Finance and Chief Financial Officer, Peter Y. Tam, Senior Vice President, Product and Corporate Development, Guy P. Marsh, Vice President, U.S. Operations and General Manager and Wesley W. Day, Ph.D, Vice President, Clinical Development, are eligible to receive an annual bonus, based on the achievement of corporate objectives, which are determined by the Board of Directors of VIVUS.

The Committee, in its sole discretion, approved the potential bonuses for each participant. Bonuses will be calculated using a formula that includes: (a) the individual’s salary, (b) the individual’s target bonus, and (c) such other discretionary factors as the Committee determines appropriate given the performance objectives of VIVUS.

The following table sets forth the potential maximum bonus for each of Messrs. Wilson, Morris, Tam, Marsh and Dr. Day:

Named Executive Officer	Potential Maximum Annual Bonus % of Annual Salary(1)
Leland F. Wilson	45	%(1)
Timothy E. Morris	35	%(1)
Peter Y. Tam	35	%(1)
Guy P. Marsh	35	%(1)
Wesley W. Day, Ph.D.	30	%(1)

(1)             These bonus payments will be based on a percentage of the participant’s annual base salary.

A copy of the Bonus Plan is attached as Exhibit 10.1 and is incorporated by reference herein. The above description of the Bonus Plan is not complete and is subject to the terms of the Bonus Plan set forth on the Exhibit.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
10.1
VIVUS, Inc. Performance Incentive Plan Fiscal 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

By:	/s/ Timothy E. Morris
Timothy E. Morris Vice President and Chief Financial Officer

Date:  April 26, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1
VIVUS, Inc. Performance Incentive Plan Fiscal 2007